EXHIBIT 99.1

Broadridge Reports First Quarter Fiscal 2022 Results
Recurring Revenues grew 16%

Diluted EPS was $0.57 and Adjusted EPS grew by 9% to $1.07

Reaffirming Fiscal Year 2022 Guidance including 12-15% Recurring Revenue growth and 11-15% Adjusted EPS growth
NEW YORK, N.Y., November 3, 2021 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the first quarter ended September 30, 2021 of its fiscal year 2022. Results compared with the same period last year were as follows:

Summary Financial Results	First Quarter
Dollars in millions, except per share data	2022	2021	Change

Recurring fee revenues	$751	$650	16%
Total revenues	$1,193	$1,017	17%

Operating income	103	79	31%
Margin	8.7%	7.7%

Adjusted Operating income - Non-GAAP	177	151	17%
Margin	14.8%	14.8%

Diluted EPS	$0.57	$0.56	2%
Adjusted EPS - Non-GAAP	$1.07	$0.98	9%

Closed sales	$30	$32	(6)%

“Broadridge reported strong first quarter results,” said Tim Gokey, Broadridge’s CEO. “Recurring revenues grew by 16%, propelled by revenue from new sales, continued robust governance trends, and our ongoing integration of Itiviti.
With a strong first quarter, Broadridge is on track to achieve our full-year guidance of 12-15% recurring revenue growth and 11-15% Adjusted EPS growth. We are focused on delivering sustainable, long-term growth across our governance, capital markets and wealth businesses, and we remain well-positioned to achieve the higher end of our three-year growth objectives.”

Reaffirming Fiscal Year 2022 Financial Guidance

Recurring revenue growth	12-15%

Adjusted Operating income margin - Non-GAAP	~19%

Adjusted earnings per share growth - Non-GAAP	11 - 15%

Closed sales	$240 - 280M

Financial Results for First Quarter Fiscal Year 2022 compared to First Quarter Fiscal Year 2021
•Total revenues increased 17% to $1,193 million from $1,017 million in the prior year period.
◦Recurring fee revenues increased 16% to $751 million from $650 million. The increase was driven by 5pts of net new business and 2pts of internal growth. Growth from acquisitions was 9pts, most notably from our recent Itiviti acquisition which closed in May 2021.
◦Event-driven fee revenues increased $31 million, or 69%, to $76 million, primarily due to increased mutual fund proxy activity.
◦Distribution revenues increased $36 million, or 11%, to $367 million, driven by an increase in customer communications mailings and event-driven activity.
•Operating income was $103 million, an increase of $25 million, or 31%. Operating income margin increased to 8.7%, compared to 7.7% for the prior year period due to growth in recurring and event-driven revenues and the absence of the real estate realignment charge that occurred in the prior year period, which more than offset higher amortization expense from acquired intangible assets and other spending.
◦Adjusted Operating income was $177 million, an increase of $26 million, or 17%. The increase was driven by higher recurring revenues, including from the acquisition of Itiviti, and event-driven revenues, partially offset by growth investments and other spending. Adjusted Operating income margin was flat at 14.8%.
•Interest expense, net was $23 million, an increase of $8 million, driven by higher average debt outstanding.
•The effective tax rate was 14.1% compared to 10.6% in the prior year period. The increase in the effective tax rate was driven by lower total discrete tax items.
•Net earnings increased 2% to $67 million and Adjusted Net earnings increased 10% to $126 million.
◦Diluted earnings per share increased 2% to $0.57, compared to $0.56 in the prior year period and Adjusted earnings per share increased 9% to $1.07, compared to $0.98 in the prior year period.
Segment and Other Results for First Quarter Fiscal Year 2022 compared to First Quarter Fiscal Year 2021
Investor Communication Solutions (“ICS”)
•ICS total revenues were $854 million, an increase of $108 million, or 14%.
◦Recurring fee revenues increased $41 million, or 11%, to $410 million. The increase was attributable to 6pts of revenue from net new business and 5pts of revenue from internal growth. Internal growth benefited from higher volumes of mutual fund and exchange-traded fund communications and equity proxies.
◦Event-driven fee revenues increased $31 million, or 69%, to $76 million, primarily due to increased mutual fund proxy activity.
◦Distribution revenues increased $36 million, or 11%, to $367 million primarily from an increase in customer communication mailings and event-driven activity.
•ICS earnings before income taxes were $82 million, an increase of $30 million, or 57%. The earnings increase was due to an increase in Recurring fee revenues and Event-driven fee revenues. Pre-tax margins increased to 9.7% from 7.0%. Amortization expense from acquired intangibles decreased to $21 million in the first quarter of fiscal year 2022 from $22 million in the prior period.
Global Technology and Operations (“GTO”)
•GTO Recurring fee revenues were $341 million, an increase of $60 million, or 21%, driven primarily by 20pts of growth from recent acquisitions including 19pts from the Itiviti acquisition.
•GTO earnings before income taxes were $19 million, a decrease of $51 million, or 73%. The earnings decrease was due to increased amortization of acquired intangibles and increased expenditures to implement and support new business. Pre-tax margins decreased to 5.5% from 24.9%. Amortization expense from acquired intangibles increased to $48 million in the first quarter of fiscal year 2022 from $11 million in the prior year period primarily as a result of the Itiviti acquisition.
Other
•Other loss before income tax improved to $22 million from $46 million in the prior year period, primarily due to the absence of the $29 million real estate realignment charge that occurred in the prior year period, partially offset by higher interest expense due to an increase in average debt outstanding.
Change in Foreign Exchange Rates
Beginning with the first quarter of fiscal year 2022, the Company revised the foreign exchange rates used to present segment revenues, segment earnings (loss) before income taxes, and Closed sales, in order to further allocate the foreign exchange impact to the individual segment revenue and profit metrics. The presentation of segment revenues, earnings (loss) before income taxes, and Closed sales for the prior periods provided has been changed to conform to the current period presentation. Total consolidated revenues and earnings before income taxes were not impacted. For additional information, please see the Company’s Form 8-K filed on September 27, 2021.

First Quarter 2022 Acquisitions
During the first quarter of fiscal year 2022, Broadridge completed the acquisitions of the assets of Jordan & Jordan, as well as the approximately 68% of Alpha Omega that Broadridge did not already own. Both acquisitions are reported in Broadridge’s GTO segment.
The acquisition of the Jordan & Jordan assets will enable Broadridge to further extend its strategic regulatory reporting capabilities as well as add compliance and regulatory reporting consulting capabilities. The Alpha Omega acquisition will enable Broadridge to fully consolidate Alpha Omega’s post-trade matching and consolidation solution into its existing NYFIX connectivity and FIX infrastructure to better automate buy-side and sell-side firms’ trade matching processes.
Earnings Conference Call
An analyst conference call will be held today, November 3, 2021 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-877-328-2502 within the United States and international callers may dial 1-412-317-5419.
A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through November 10, 2021, the recording will also be available by dialing 1-877-344-7529 within the United States or 1-412-317-0088 for international callers, using passcode 10161306 for either dial-in number.

Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. GAAP except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, and Free cash flow. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, and for internal planning and forecasting purposes. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings Per Share
These Non-GAAP measures reflect Operating income, Operating income margin, Net earnings, and Diluted earnings per share, each as adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items the exclusion of which management believes provide insight regarding our ongoing operating performance. Depending on the period presented, these adjusted measures exclude the impact of certain of the following items: (i) Amortization of Acquired Intangibles and Purchased Intellectual Property, (ii) Acquisition and Integration Costs, (iii) Real Estate Realignment and Covid-19 Related Expenses, (iv) Investment Gain, and (v) Software Charge. Amortization of Acquired Intangibles and Purchased Intellectual Property represents non-cash amortization expenses associated with the Company’s acquisition activities. Acquisition and Integration Costs represent certain transaction and integration costs associated with the Company’s acquisition activities. Real Estate Realignment and Covid-19 Related Expenses represent costs associated with the Company's real estate realignment initiative, including lease exit and impairment charges and other facility exit costs, as well as certain expenses associated with the Covid-19 pandemic. Investment Gain represents a non-operating, non-cash gain on a privately held investment. Software Charge represents a charge related to an internal use software product that is no longer expected to be used.
We exclude Acquisition and Integration Costs, Real Estate Realignment and Covid-19 Related Expenses, the Investment Gain, and the Software Charge from our Adjusted Operating income (as applicable) and other adjusted earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and enhances comparability across fiscal reporting periods, as these items are not reflective of our underlying operations or performance. We also exclude the impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, as these non-cash amounts are significantly impacted by the timing and size of individual acquisitions and do not factor into the Company's capital allocation decisions, management compensation metrics or multi-year objectives. Furthermore, management believes that this adjustment enables better comparison of our results as Amortization of Acquired Intangibles and Purchased Intellectual Property will not recur in future periods once such intangible assets have been fully amortized. Although we exclude Amortization of Acquired Intangibles and Purchased Intellectual Property from our adjusted earnings measures, our management believes that it is important for investors to understand that these intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Free Cash Flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities plus Proceeds from asset sales, less Capital expenditures as well as Software purchases and capitalized internal use software.
Reconciliations of such Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP can be found in the tables that are part of this press release.

Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2022 Financial Guidance” section and statements about our three-year objectives are forward-looking statements.
These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors described and discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended June 30, 2021 (the “2021 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2021 Annual Report.
These risks include:
•the potential impact and effects of the Covid-19 pandemic (“Covid-19”) on the business of Broadridge, Broadridge’s results of operations and financial performance, any measures Broadridge has and may take in response to Covid-19 and any expectations Broadridge may have with respect thereto;
•the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients;
•Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms;
•a material security breach or cybersecurity attack affecting the information of Broadridge’s clients;
•changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge;
•declines in participation and activity in the securities markets;
•the failure of Broadridge’s key service providers to provide the anticipated levels of service;
•a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services;
•overall market and economic conditions and their impact on the securities markets;
•Broadridge’s failure to keep pace with changes in technology and demands of its clients;
•Broadridge’s ability to attract and retain key personnel;
•the impact of new acquisitions and divestitures; and
•competitive conditions.
Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

About Broadridge
Broadridge Financial Solutions (NYSE: BR), a global Fintech leader with $5 billion in revenues, provides the critical infrastructure that powers investing, corporate governance and communications to enable better financial lives. We deliver technology-driven solutions to banks, broker-dealers, asset and wealth managers and public companies. Broadridge's infrastructure serves as a global communications hub enabling corporate governance by linking thousands of public companies and mutual funds to tens of millions of individual and institutional investors around the world. In addition, Broadridge's technology and operations platforms underpin the daily trading of on average more than U.S. $9 trillion of equities, fixed income and other securities globally. A certified Great Place to Work®, Broadridge is a part of the S&P 500® Index, employing over 13,000 associates in 21 countries. For more information about Broadridge, please visit www.broadridge.com.

Contact Information
Investors:
W. Edings Thibault                Sean Silva
(516) 472-5129                    (332) 213-6371

Media:
Gregg Rosenberg
(212) 918-6966

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended September 30,
	2021	2020
Revenues	$1,192.9	$1,017.4
Operating expenses:
Cost of revenues	914.1	787.1
Selling, general and administrative expenses	175.5	151.7
Total operating expenses	1,089.6	938.8
Operating income	103.3	78.6
Interest expense, net	(22.6)	(14.4)
Other non-operating income (expenses), net	(2.4)	9.5
Earnings before income taxes	78.2	73.6
Provision for income taxes	11.0	7.8
Net earnings	$67.2	$65.8

Basic earnings per share	$0.58	$0.57
Diluted earnings per share	$0.57	$0.56

Weighted-average shares outstanding:
Basic	116.2	115.3
Diluted	118.3	117.4

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	September 30, 2021	June 30, 2021
Assets
Current assets:
Cash and cash equivalents	$316.7	$274.5
Accounts receivable, net of allowance for doubtful accounts of $6.4 and $9.3, respectively	730.0	820.3
Other current assets	164.4	166.4
Total current assets	1,211.1	1,261.3
Property, plant and equipment, net	167.2	177.2
Goodwill	3,677.3	3,720.1
Intangible assets, net	1,346.2	1,425.0
Deferred client conversion and start-up costs	870.8	773.7
Other non-current assets	755.7	762.5
Total assets	$8,028.4	$8,119.8
Liabilities and Stockholders’ Equity
Current liabilities:
Payables and accrued expenses	$790.1	$1,102.7
Contract liabilities	176.7	185.3
Total current liabilities	966.8	1,288.0
Long-term debt	4,165.9	3,887.6
Deferred taxes	392.7	400.7
Contract liabilities	199.9	197.2
Other non-current liabilities	549.2	537.2
Total liabilities	6,274.5	6,310.6
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: Authorized, 650.0 shares; issued, 154.5 and 154.5 shares, respectively; outstanding, 116.3 and 116.1 shares, respectively	1.6	1.6
Additional paid-in capital	1,263.6	1,245.5
Retained earnings	2,576.6	2,583.8
Treasury stock, at cost: 38.1 and 38.3 shares, respectively	(2,027.0)	(2,030.9)
Accumulated other comprehensive income (loss)	(60.9)	9.2
Total stockholders’ equity	1,753.8	1,809.1
Total liabilities and stockholders’ equity	$8,028.4	$8,119.8

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

In millions	Three Months Ended September 30,
	2021	2020
Cash Flows From Operating Activities
Net earnings	$67.2	$65.8
Adjustments to reconcile net earnings to net cash flows used in operating activities:
Depreciation and amortization	20.4	15.4
Amortization of acquired intangibles and purchased intellectual property	68.7	32.3
Amortization of other assets	30.9	26.3
Write-down of long-lived assets and related charges	—	31.7
Stock-based compensation expense	13.6	10.4
Deferred income taxes	(3.0)	4.7
Other	0.9	(16.1)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Current assets and liabilities:
Decrease in Accounts receivable, net	96.6	101.1
Decrease (increase) in Other current assets	1.6	(22.2)
Decrease in Payables and accrued expenses	(324.7)	(220.6)
Decrease in Contract liabilities	(5.8)	(1.6)
Non-current assets and liabilities:
Increase in Other non-current assets	(119.8)	(94.6)
Increase in Other non-current liabilities	18.1	23.2
Net cash flows used in operating activities	(135.4)	(44.2)
Cash Flows From Investing Activities
Capital expenditures	(5.7)	(14.3)
Software purchases and capitalized internal use software	(10.2)	(9.7)
Proceeds from asset sales	—	18.0
Acquisitions, net of cash acquired	(13.3)	—
Other investing activities	(7.1)	(2.7)
Net cash flows used in investing activities	(36.4)	(8.7)
Cash Flows From Financing Activities
Debt proceeds	380.0	530.0
Debt repayments	(100.0)	(550.0)
Dividends paid	(66.8)	(62.2)
Purchases of Treasury stock	—	(0.8)
Proceeds from exercise of stock options	8.7	21.1
Other financing activities	(4.9)	(10.9)
Net cash flows provided by (used in) financing activities	217.0	(72.7)
Effect of exchange rate changes on Cash and cash equivalents	(3.1)	5.5
Net change in Cash and cash equivalents	42.2	(120.0)
Cash and cash equivalents, beginning of period	274.5	476.6
Cash and cash equivalents, end of period	$316.7	$356.6

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

In millions	Three Months Ended September 30,
	2021	2020
Revenues
Investor Communication Solutions	$853.5	$745.6
Global Technology and Operations	340.6	280.4
Foreign currency exchange	(1.2)	(8.6)
Total	$1,192.9	$1,017.4

Earnings (Loss) before Income Taxes
Investor Communication Solutions	$82.4	$52.4
Global Technology and Operations	18.7	69.9
Other	(21.5)	(45.9)
Foreign currency exchange	(1.4)	(2.8)
Total	$78.2	$73.6

Pre-tax margins:
Investor Communication Solutions	9.7%	7.0%
Global Technology and Operations	5.5%	24.9%

Amortization of acquired intangibles and purchased intellectual property
Investor Communication Solutions	$20.9	$22.2
Global Technology and Operations	48.4	10.7
Other	—	0.4
Foreign currency exchange	(0.6)	(1.0)
Total	$68.7	$32.3

Amounts may not sum due to rounding.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

In millions	Three Months Ended September 30,
	2021	2020	% Change
Investor Communication Solutions
Regulatory	$165.5	$134.8	23%
Data-driven fund solutions	83.3	79.0	5%
Issuer	20.6	17.7	16%
Customer communications	140.9	137.7	2%
Total ICS Recurring fee revenues	410.3	369.2	11%

Equity and other	27.6	18.1	52%
Mutual funds	48.8	27.1	80%
Total ICS Event-driven fee revenues	76.3	45.2	69%

Distribution revenues	366.9	331.2	11%

Total ICS Revenues	$853.5	$745.6	14%

Global Technology and Operations
Capital markets	$209.4	$156.3	34%
Wealth and investment management	131.2	124.1	6%
Total GTO Recurring fee revenues	340.6	280.4	21%

Foreign currency exchange	(1.2)	(8.6)	(86%)

Total Revenues	$1,192.9	$1,017.4	17%

Revenues by Type
Recurring fee revenues	$750.8	$649.6	16%
Event-driven fee revenues	76.3	45.2	69%
Distribution revenues	366.9	331.2	11%
Foreign currency exchange	(1.2)	(8.6)	(86%)
Total Revenues	$1,192.9	$1,017.4	17%

Amounts may not sum due to rounding.

Select Operating Metrics
(Unaudited)

	Three Months Ended September 30,
In millions	2021	2020	% Change

Closed sales[1]	$29.8	$31.8	(6)%

Record Growth[2]
Equity proxy	39%	16%
Mutual fund interims	9%	6%

Internal Trade Growth[3]	2%	12%

Amounts may not sum due to rounding.

[1]Refer to the “Results of Operations” section of Broadridge’s Form 10-Q for a description of Closed sales and its calculation.

[2]Stock record growth and interim record growth measure the estimated annual change in total positions eligible for equity proxy materials and mutual fund and exchange-traded fund interim communications, respectively, for equities and mutual fund position data reported to Broadridge in both the current and prior year periods.

[3]Internal trade growth represents the estimated change in trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year periods.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

In millions, except per share amounts	Three Months Ended September 30,
	2021	2020
Reconciliation of Adjusted Operating Income
Operating income (GAAP)	$103.3	$78.6
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	68.7	32.3
Acquisition and Integration Costs	2.9	1.7
Real Estate Realignment and Covid-19 Related Expenses	1.8	31.9
Software Charge	—	6.0
Adjusted Operating income (Non-GAAP)	$176.7	$150.6
Operating income margin (GAAP)	8.7%	7.7%
Adjusted Operating income margin (Non-GAAP)	14.8%	14.8%

Reconciliation of Adjusted Net earnings
Net earnings (GAAP)	$67.2	$65.8
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	68.7	32.3
Acquisition and Integration Costs	2.9	1.7
Real Estate Realignment and Covid-19 Related Expenses	1.8	31.9
Investment Gain	—	(8.7)
Software Charge	—	6.0
Subtotal of adjustments	73.4	63.3
Tax impact of adjustments (a)	(14.4)	(14.6)
Adjusted Net earnings (Non-GAAP)	$126.3	$114.5

Reconciliation of Adjusted EPS
Diluted earnings per share (GAAP)	$0.57	$0.56
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.58	0.28
Acquisition and Integration Costs	0.02	0.01
Real Estate Realignment and Covid-19 Related Expenses	0.02	0.27
Investment Gain	—	(0.07)
Software Charge	—	0.05
Subtotal of adjustments	0.62	0.54
Tax impact of adjustments (a)	(0.12)	(0.12)
Adjusted earnings per share (Non-GAAP)	$1.07	$0.98

(a) Calculated using the GAAP effective tax rate, adjusted to exclude excess tax benefits associated with stock-based compensation of $4.3 million and $9.3 million for the three months ended September 30, 2021 and 2020, respectively. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

	Three Months Ended September 30,
	2021	2020
Reconciliation of Free Cash Flow
Net cash flows used in operating activities (GAAP)	$(135.4)	$(44.2)
Capital expenditures and Software purchases and capitalized internal use software	(15.9)	(23.9)
Proceeds from asset sales	—	18.0
Free cash flow (Non-GAAP)	$(151.4)	$(50.2)

Amounts may not sum due to rounding.

Year 2022 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth and Adjusted Operating Income Margin
(Unaudited)

FY22 Adjusted Earnings Per Share Growth Rate (a)
Diluted earnings per share - GAAP	(5) - 0% growth
Adjusted earnings per share - Non-GAAP	11 - 15% growth

FY22 Adjusted Operating Income Margin (b)
Operating income margin % - GAAP	~14%
Adjusted Operating income margin % - Non-GAAP	~19%

(a) Adjusted earnings per share growth (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and Real Estate Realignment and Covid-19 Related Expenses, and is calculated using diluted shares outstanding. Fiscal year 2022 Non-GAAP Adjusted earnings per share guidance estimates exclude, net of taxes, approximately $1.85 per share.

(b) Adjusted Operating income margin (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, Acquisition and Integration Costs, and Real Estate Realignment and Covid-19 Related Expenses. Fiscal year 2022 Non-GAAP Adjusted Operating income margin guidance estimates excludes approximately $280 million.